UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2004

BioSpecifics Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Wilbur Street, Lynbrook, New York 11563

(Address of Principal Executive Office) (Zip Code)

(516) 593-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other events

On June 7, 2004, the Company announced (see press release exhibit no. 99.1) that it has signed a development and license agreement with Auxilium Pharmaceuticals, Inc. for an exclusive worldwide license to develop and commercialize certain therapeutic applications for BioSpecifics’ enzyme. Auxilium is to pay license fees, milestone fees, and royalties, as well as a fee for the manufacture of the product. BioSpecifics will manufacture and package the product for all uses worldwide. The agreement does not cover dermal applications of BioSpecifics approved product (Santyl Ointment) now distributed by Ross Products Division of Abbott Laboratories Inc. or the patented wound-healing potentials.

Item 7.     Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOSPECIFICS TECHNOLOGIES CORP.

Date: June 9, 2004	By:	/s/ THOMAS WEGMAN
Thomas Wegman Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release